Exhibit 10.7

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT, DATED AS OF MARCH 12, 2015, BETWEEN THE ROYAL BANK OF SCOTLAND plc, AS PRIORITY LIEN AGENT (AS DEFINED THEREIN) AND ENERGY XXI GULF COAST, INC., A DELAWARE CORPORATION (“EXXI”) (THE “INTERCREDITOR AGREEMENT”). EXXI, BY ITS ACCEPTANCE OF THIS SECOND LIEN DOCUMENT (AS DEFINED IN THE INTERCREDITOR AGREEMENT) (A) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, (C) REPRESENTS AND WARRANTS THAT IT IS AUTHORIZED TO ENTER INTO THE INTERCREDITOR AGREEMENT AND (D) ACKNOWLEDGES AND AGREES THAT ITS ENTERING INTO THE INTERCREDITOR AGREEMENT IS A MATERIAL INDUCEMENT TO THE PRIORITY LIEN SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT) TO EXTEND CREDIT TO EXXI AND EPL OIL & GAS, INC. AND SUCH PRIORITY LIEN SECURED PARTIES ARE INTENDED THIRD PARTY BENEFICIARIES OF THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

GUARANTY

This GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), dated as of March 12, 2015, is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto, the “Guarantors”), in favor of Energy XXI Gulf Coast, Inc., a Delaware corporation (together with successor(s) and assign(s), the “Lender”).

WITNESSETH:

WHEREAS, pursuant to that certain Secured Promissory Note dated on the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Note”), made payable by EPL Oil & Gas, Inc., as borrower (together with any successor(s) and assign(s) thereto, the “Borrower”), to the Lender in the amount of $325,000,000.00 (the “Loan”), the Lender has made a loan to the Borrower; and

WHEREAS, under the Second Lien Note, the Guarantors are required to execute and deliver this Guaranty; and

WHEREAS, each of the Guarantors has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of each of the Guarantors to execute this Guaranty inasmuch as each Guarantor will derive substantial direct and indirect benefits from the Loan made to the Borrower;

Subsidiary Guaranty—EPL Note

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make the Loan to the Borrower pursuant to the Second Lien Note, each of the Guarantors agrees, for the benefit of the Lender, as follows:

ARTICLE 1. DEFINITIONS

SECTION 1.1.          Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the first recital.

“Guarantor” is defined in the preamble.

“Guarantors” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Junior Liabilities” is defined in Section 2.7(a).

“Lender” is defined in the preamble.

“Liabilities” is defined in Section 2.7(a).

“Loan” is defined in the first recital.

“Maximum Liability” is defined in Section 2.1(b).

“Second Lien Note” is defined in the first recital.

“Senior Liabilities” is defined in Section 2.7(a).

“UCC” means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

SECTION 1.2.          Second Lien Note Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Second Lien Note.

SECTION 1.3.          UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Guaranty, including its preamble and recitals, with such meanings.

ARTICLE 2. GUARANTY PROVISIONS

SECTION 2.1.          Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably:

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(a)          guarantees (i) the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations now or hereafter existing under the Second Lien Note and each other Second Lien Loan Document to which any Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise, and (ii) all renewals, rearrangements, increases, extensions for any period, substitutions, modification, amendments or supplements in whole or in part of any of the above Second Lien Loan Documents or Obligations, (in each case including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. § 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. § 502(b) and § 506(b)); and

(b)          indemnifies and holds harmless the Lender for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty, except for costs and expenses resulting from the Lender’s gross negligence or willful misconduct (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE LENDER BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL); provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (such highest amount determined hereunder being Guarantor’s “Maximum Liability”). This Section 2.1(b) with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lender hereunder to the maximum extent not subject to avoidance under applicable law, and none of the Guarantors nor any other Person or entity shall have any right or claim under this Section 2.1(b) with respect to the Maximum Liability, except to the extent necessary so that the obligations of such Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations guaranteed hereunder may at any time and from time to time exceed such Guarantor’s Maximum Liability without impairing this Guaranty or affecting the rights and remedies of the Lender hereunder. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder. All payments hereunder are to be made in the currency in which they are due under the Second Lien Note.

SECTION 2.2.          Acceleration of Guaranty. Each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or any other Obligor, or the inability or failure of the Borrower or any other Obligor to pay debts as they become due, or an assignment by the Borrower or any other Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or any other Obligor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower or any other Obligor may not then be due and payable, such Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by Guarantor if all such Obligations were then due and payable.

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SECTION 2.3.          Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until payment in full of the Second Lien Note. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Second Lien Note and each other Second Lien Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(a)          (i) any lack of validity, legality or enforceability of the Second Lien Note or any other Second Lien Loan Document or any portion of any thereof or (ii) the Second Lien Note or any other Second Lien Loan Document or any portion of any thereof being void or voidable;

(b)          the failure of the Lender (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Second Lien Note, any other Second Lien Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

(c)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, increase, compromise or renewal of any of the Obligations;

(d)          any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Obligations;

(e)          any amendment to, extension, variance, alteration, rescission, waiver, increase, or other modification of, or any consent to departure from, any of the terms of the Second Lien Note or any other Second Lien Loan Document including, without limitation, any increase or reduction to the rate of interest on all or any of the Obligations thereunder;

(f)          any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lender securing any of the Obligations; or

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(g)          any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

SECTION 2.4.          Reinstatement. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations guaranteed hereby is rescinded or must otherwise be restored by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, all as though such payment had not been made.

SECTION 2.5.          Waiver. Guarantor hereby expressly waives:

(a)          promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations. Guarantor hereby further waives all rights that it may have now or in the future under any statute, or at common law, or in law or equity, or otherwise, to compel the Lender to marshall assets or to proceed in respect of Obligations guaranteed hereunder or under any Second Lien Loan Document against any other Obligor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Guarantor; and

(b)          each and every right to which it may be entitled by virtue of the suretyship under any applicable law.

SECTION 2.6.          Waiver of Subrogation. Until one year and one day after the Stated Maturity Date, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Second Lien Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any other Obligor or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Second Lien Note and that the waiver set forth in this Section 2.6 is knowingly made in contemplation of such benefits.

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SECTION 2.7.          Subordination of Obligations of Guarantor.

(a)          Definitions. All obligations of each Guarantor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, are hereinafter collectively called the “Liabilities”. All Liabilities to the Lender under or in connection with this Guaranty are hereinafter called the “Senior Liabilities”; and all Liabilities to the Borrower or to any other Obligor (other than such Guarantor) are hereinafter collectively called the “Junior Liabilities”; it being expressly understood and agreed that the term “Senior Liabilities”, as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any bankruptcy, insolvency, receivership, liquidation, dissolution or similar circumstance, notwithstanding any provision or rule of law which might restrict the rights of the Lender, as against the Borrower, any other Guarantor or anyone else, to collect such interest.

(b)          Subordination. Except as otherwise expressly provided in this Guaranty or in the Second Lien Note, or as the Lender may hereafter otherwise expressly consent in writing, the payment of all Junior Liabilities shall be postponed and subordinated to the payment in full of the Senior Liabilities and the indefeasible payment in cash in full of the Obligations, and no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made, nor shall any properties or assets of Guarantor be applied to the purchase or other acquisition or retirement of any Junior Liabilities; provided, however, except as otherwise expressly provided in the Second Lien Note that until such time as the Lender shall have notified the Guarantors and the Borrower to the contrary, or any Guarantor shall be in default in the payment when due, whether by acceleration or otherwise, of any amount payable in respect of the Senior Liabilities, payments made to third parties in the ordinary course of business are excepted from the terms of the foregoing provisions of this Section 2.7(b).

(c)          Payments Held in Trust. Any amounts paid in violation of this Section 2.7 shall be received in trust for the Lender and shall be promptly turned over to the Lender. Each Guarantor will mark its books and records, and cause any Subsidiary of the Guarantor to mark its books and records, so as to indicate that the Junior Liabilities are subordinated in accordance with the terms of this Guaranty, and will cause to be clearly inserted in any promissory note or other instrument which at any time evidences any of the Junior Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Guaranty. Guarantor shall execute such further documents or instruments and take such further action as the Lender may reasonably from time to time request to carry out the intent of this Guaranty.

SECTION 2.8.          Successors, Transferees and Assigns; Transfers of Notes. This Guaranty shall (a) be binding upon each Guarantor, and its respective successors, transferees and assigns (provided, however, that no Guarantor may assign any of its obligations hereunder without the prior written consent of the Lender), and (b) inure to the benefit of and be enforceable by the Lender.

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SECTION 2.9.          Election of Remedies. Except as otherwise provided in the Second Lien Note, the Lender may, under applicable law, proceed to realize its benefits under any of this Guaranty or the other Second Lien Loan Documents giving it a lien upon any collateral, either by judicial foreclosure or by non-judicial sale or enforcement, the Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, the Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Obligor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by the Lender and waives any claim based upon such action, even if such action by the Lender shall result in a full or partial loss of any rights of subrogation that such Guarantor might otherwise have had but for such action by the Lender. Any election of remedies that results in the denial or impairment of the right of the Lender to seek a deficiency judgment against the Borrower shall not impair each Guarantor’s obligation to pay the full amount of the Obligations.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants to the Lender as set forth in this Article 3.

SECTION 3.1.          Organization, etc. Such Guarantor is validly organized and existing and in good standing under the laws of its jurisdiction of formation, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Guaranty and each other Second Lien Loan Document to which it is a party.

SECTION 3.2.          Due Authorization, Non-Contravention, Defaults etc. The execution, delivery and performance by such Guarantor of this Guaranty and each Second Lien Loan Document executed or to be executed by it, such Guarantor’s participation in the consummation of all aspects of the Second Lien Loan Documents, and the execution, delivery and performance by such Guarantor of the agreements executed and delivered by it in connection with the Second Lien Loan Documents are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not

(a)          contravene any (i) of Guarantor’s constituent document, (ii) court decree or order binding on or affecting any Obligor, or (iii) law or governmental regulation binding on or affecting such Guarantor; or

(b)          result in (i) or require the creation or imposition of, any lien on such Guarantor’s properties (except as permitted by this Guaranty), (ii) a default under any material contractual restriction binding on or affecting or (iii) any noncompliance, suspension, impairment, forfeiture or nonrenewal of any material license, permit or other governmental approval, except as could not reasonably be expected to have a material adverse effect.

SECTION 3.3.          Government Approval, Regulation, etc. Except for filings to perfect and maintain the perfection of the Liens arising pursuant to the Security Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person (other than those that have been duly obtained or made and that are in full force and effect) is required for the due execution, delivery or performance by such Guarantor of this Guaranty or any Second Lien Loan Document to which it is a party.

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SECTION 3.4.          Validity, etc. This Guaranty and the other Second Lien Loan Documents to which such Guarantor is a party constitutes the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3.5.          Informed on Financial Condition. Such Guarantor has knowledge of the Borrower’s and each other Obligor’s financial condition and affairs and has adequate means to obtain from the Borrower and each other Obligor on an ongoing basis information relating thereto and to the Borrower’s and such Obligor’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Such Guarantor acknowledges and agrees that the Lender shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any other Obligor that might become known to the Lender at any time, whether or not the Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

SECTION 3.6.          Benefit to Guarantor. Such Guarantor represents that it is in its best interests to execute this Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the Loan made to the Borrower by the Lender. Such Guarantor is willing to guarantee the Obligations of the Borrower and the other Obligors under the Second Lien Note and any other Second Lien Loan Document, and agrees that the Lender is relying on this representation in agreeing to make the Loan to the Borrower.

ARTICLE 4. MISCELLANEOUS PROVISIONS

SECTION 4.1.          Waiver of Fraudulent Conveyance Claims. Each Guarantor hereby waives the right to assert any claim or cause of action to avoid any transfer to the Lender contemplated by and made pursuant to the Second Lien Note or any other Second Lien Loan Document that may exist by virtue of any federal or state statute providing for such avoidance.

SECTION 4.2.          Second Lien Loan Document. This Guaranty is a Second Lien Loan Document executed pursuant to the Second Lien Note and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 4.3.          Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.8, this Guaranty shall be binding upon each Guarantor and its respective successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns (to the full extent provided pursuant to Section 2.9); provided, however, that no Guarantor may assign any of its obligations hereunder without the prior written consent of the Lender.

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SECTION 4.4.          Amendments. No amendment to or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor from its obligations under this Guaranty shall in any event be effective unless the same shall be in writing and signed by the Lender and such Guarantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.5.          Notices. Except as otherwise provided in this Guaranty, all notices and other communications provided for hereunder shall be in writing, by facsimile or via electronic mail and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of (a) each Guarantor, as specified on Annex I of this Guaranty, (b) the Lender, as specified on Annex I of this Guaranty, or (c) at such other address or facsimile number as may be designated by such party in a prior written notice to the other party. Except as otherwise provided in this Guaranty, any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 4.6.          No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.7.          Section Captions. The various headings of this Guaranty are inserted for convenience only and shall not affect the meaning or interpretation of this Guaranty or any provisions thereof.

SECTION 4.8.          Severability. Any provision of this Guaranty which is prohibited, inoperative, invalid or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition, non-operation, invalidity or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.9.          Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 4.10.       Governing Law, Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THIS GUARANTY AND THE OTHER SECOND LIEN LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

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THIS WRITTEN AGREEMENT AND THE OTHER SECOND LIEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures Begin On Following Page]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUARANTOR

DELAWARE EPL OF TEXAS, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

EPL OF LOUISIANA, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY PARTNERS LTD., LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

EPL PIONEER HOUSTON, INC.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

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EPL PIPELINE, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

NIGHTHAWK, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ANGLO-SUISSE OFFSHORE PIPELINE PARTNERS, LLC

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

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Annex I

Notice Address of each Guarantor

Address:	1021 Main (One City Centre), Suite 2626
Houston, TX 77002

with a copy to:

EPL Oil & Gas, Inc.
1021 Main (One City Centre), Suite 2626
Houston, TX 77002
Attention: Bruce W. Busmire
Telephone No.: 713-351-3033
Facsimile No.: 713-351-3333

Subsidiary Guaranty EPL Note